UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 3, 2015

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Paul R. Edick, Director

On September 3, 2015, the Board of Directors (the Board) of PDL BioPharma, Inc. (the Company) appointed Paul R. Edick as a Class III director of the Company. The appointment was effective immediately.

Mr. Edick, age 60, brings over 35 years of experience in the life sciences industry to the Board. Mr. Edick is currently managing partner of 3G Advisors, LLC, a consultancy to the pharmaceutical, healthcare and healthcare investor communities. He has extensive commercial experience and recently served as chief executive officer and a board member of Durata Therapeutics, Inc., positions which he held from July 2010 to November 2014. Prior to his term at Durata, Mr. Edick was chief executive officer of Ganic Pharmaceuticals, Inc., a Warburg Pincus investment search vehicle, from March 2008 to June 2010 and prior to that was chief executive officer at MedPointe Healthcare, Inc., a position he assumed in 2006 having been their president of pharmaceutical operations from April 2002. He also held a number of senior positions at GD Searle & Company, and at Pharmacia Corporation following its acquisition of the company, culminating in his appointment as Pharmacia’s group VP and president, Asia Pacific/Latin America.

Mr. Edick holds a B.A. in Psychology from Hamilton College. Mr. Edick currently serves on the boards of directors for Neos Therapeutics, Inc., Circassia Pharmaceuticals plc and NewLink Genetics Corporation, all of which are public companies. He also serves on the board of directors of the private company Amerita, Inc.

In connection with Mr. Edick’s appointment to the Board, on September 3, 2015, Mr. Edick received a restricted stock grant with a value equal to $150,000 that will be based on the closing price of the Company’s common stock on September 8, 2015. The restricted stock will vest on the first anniversary of the grant date so long as Mr. Edick continues to serve on the Board. During the vesting period, Mr. Edick has the right to vote the restricted stock and to receive any dividends or distributions paid on the restricted stock, except that dividends or distributions are accumulated and paid on the earlier of the vesting of the underlying stock in accordance with the vesting condition or March 15th of the year following the payment of such dividend or distribution. Mr. Edick will also receive the cash compensation payable to our non-employee directors for attendance at board and committee meetings pursuant to the Company’s non-employee director compensation policy.

Item 8.01 Other Events.

On September 8, 2015, the Company issued a press release announcing Mr. Edick’s appointment. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BioPharma, inc.
(Company)

By:	/s/ John P. McLaughlin
John P. McLaughlin
President and Chief Executive Officer

Dated: September 8, 2015

Exhibit Index

Exhibit No.	Description
99.1	Press Release